Exhibit 10.8
Client Confidentiality & Non-Disclosure Agreement
This Agreement by and between TechniScan Medical Systems, Inc. (hereinafter referred to as “Client”) and The Anson Group, LLC (hereinafter referred to as “Anson”), shall govern the conditions of disclosure of confidential information relating to Client’s business (“the Information”). The Information includes all oral and written information, regardless of medium, disclosed to Anson by Client that is labeled or otherwise identified as confidential.
With regard to the Information, Anson hereby agrees:
1.	Not to use the Information except for the sole purpose of providing consulting services requested by Client.

2.	To safeguard the Information against disclosure to others with the same degree of care as it exercises with its own information of a similar nature; and

3.	Not to disclose the Information to others (except to its employees, agents or consultants who are bound to Anson by a like obligation of confidentiality) without the express written permission of Client, except that Anson shall not be prevented from using or disclosing any of the Information:
a)	Which Anson can demonstrate by written records was previously known to it;

b)	Which is now, or becomes in the future, public knowledge other than through acts or omissions of Anson;

c)	Which is lawfully obtained by Anson from sources independent of Client; or

d)	Which Anson is required by law to disclose.
Anson agrees to provide prompt written notice to Client of any legal requests or compulsion to disclose the Information, and to make only such disclosures as are legally required.
Anson agrees to return or destroy all documents or other materials provided by Client that constitute the Information, without retaining any copies or extracts thereof, upon request by Client.

NON-DISCLOSURE AGREEMENT	PAGE 1
TechniScan Medical Systems, Inc.

Anson agrees that the furnishing of the Information to Anson shall not constitute a grant of license to Anson under any legal rights now or hereinafter held by Client.
This Agreement and all actions related hereto shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the United States and the State of Indiana.
The rights and obligations herein shall bind the Parties and their respective legal representatives, successors, heirs and assigns.
This Agreement expresses the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, commitments and understandings, whether written or oral, with respect to such subject matter. Any modifications of, or changes to, this Agreement shall be in writing and signed by each of the Parties.
This Agreement shall terminate upon the termination of the General Consulting Agreement between the parties dated January 5, 2006, provided, however, that the secrecy and non-use obligations of Anson herein shall remain in effect for three (3) years from the date of termination.

The Anson Group, LLC	TechniScan Medical Systems, Inc.

NON-DISCLOSURE AGREEMENT	PAGE 2
TechniScan Medical Systems, Inc.